Exhibit 99.1

Tri-S Security Announces Results

For the 4th Quarter and Year Ended December 31, 2006

ATLANTA – Tuesday, March 27, 2007 – Tri-S Security Corp. (NASDAQ: TRIS), a provider of security services and equipment for government and private entities, today announced its results of operations for the fourth quarter and year ended December 31, 2006. Tri-S provides security services through its two wholly-owned subsidiaries, The Cornwall Group (“Cornwall”) and Paragon Systems, Inc. (“Paragon”).

Fourth Quarter, Year Ended December 31, 2006 and Recent Highlights

•	Revenues increased 13.6% for the quarter and 80.4% for the year, to $20.7 million and $75.7 million, respectively, from a year ago.
•	Gross profit increased 35.5% for the quarter and 162.6% for the year, to $1.9 million and $7.5 million, respectively, from a year ago.
•	Finalized $2.5 million funding agreement.
•	Awarded $6.0 million Miami-Dade contract extension.
•	Completed Cornwall settlement; will recognize $450,000 settlement as income in first quarter of 2007.
•	Expect 2007 revenues to range from $84-$85 million without any major new contracts, representing organic growth rate of 11%-12%.
•	Contracts under bid have increased from $400 million in November to more than $600 million in March; won two FAA contracts worth $6.4 million.

“We are working very hard to improve both top and bottom line performance and we are pleased with the current trends in our business,” said Ronald Farrell, CEO, Tri-S Security Corp. “Our top-line opportunity has grown significantly since November as our current contracts under bid at Paragon have grown from $400 million to approximately $600 million. As we have emphasized previously, even though the amount of contracts under bid has increased significantly since last quarter, we cannot accurately predict the number of contracts we might be ultimately awarded or the timing of the contract awards. Nonetheless, our opportunity has significantly increased, we have strengthened our sales organization with the addition of Sean Flynn, as VP of Sales/Marketing for Cornwall and we are aggressively pursuing new business at both Paragon and Cornwall.

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Tri-S Security Announces 4th Quarter and Year 2006 Results

March 27, 2007

“Based on our current top line run rate, we expect revenues to increase between 11% and 12% to between $84 million and $85 million in 2007,” added Farrell. “This estimate excludes any significant new contracts awarded during 2007, which could further increase top-line growth. Furthermore, we only have one significant contract scheduled to expire during 2007 and there is a solid possibility this contract could be extended during the fourth quarter, much like the Miami-Dade contract, which could also be extended another six months as well.

“I am pleased with the changes we have made to the business to operate in the current revenue environment,” Farrell concluded. “So far in 2007, we have reduced our operating costs and both consolidated operating entities are EBITDA positive. We significantly reduced our debt during 2006 and recently finalized a $2.5 million funding agreement with our current senior lender. Overall, we are extremely focused on growing our business during 2007 and are excited about our opportunities during the year.”

Financial Discussion for Fourth Quarter and Year Ended December 31, 2006

During the fourth quarter, revenue for Tri-S Security grew 13.6% to $20.7 million from $18.2 million in the fourth quarter of 2005. The revenue increase was the result of internal growth at both of the Company’s wholly-owned subsidiaries, Cornwall and Paragon. For the year 2006, revenue grew $33.7 million or 80.4% to $75.7 million, primarily as a result of the 4th quarter 2005 acquisition of Cornwall and the organic growth of Tri-S Security. Since 2004, Tri-S has grown revenue at a compound annual rate of 73%.

During 2006, Paragon gained three new contracts and Southeastern Paragon, a joint venture formed by Paragon and Southeastern Protective Services, Inc., was awarded three new contracts. These six new contracts, all of which are managed by Paragon, were transitioned into operation during the latter part of the second quarter and the beginning of the third and fourth quarters. These new contracts and the new business obtained by Cornwall are responsible for driving the revenue growth at Tri-S Security. Cornwall’s contract pipeline has also grown significantly since the third quarter of last year.

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Tri-S Security Announces 4th Quarter and Year 2006 Results

March 27, 2007

The gross profit for the fourth quarter was $1.9 million, a 35.5% increase for the $1.4 gross profit from the fourth quarter of 2005. Gross profit for the year increased 162.6% to $7.5 million from $2.9 million in 2005, primarily as a result of the Cornwall acquisition. Selling, General and Administrative costs were $3.0 million for the fourth quarter of 2006 compared to $3.4 million in the fourth quarter of 2005 and $11.7 million for the year compared with $6.1 million in 2005. The operating loss for the fourth quarter of 2006 was $1.4 million compared to an operating loss for the fourth quarter of 2005 of $2.3 million. The operating loss for the year was $5.1 million compared to $3.6 million in 2005.

EBITDA, as adjusted, was a loss of approximately $546,000 for the fourth quarter of 2006 compared to a loss of $1,577,000 for the fourth quarter of quarter of 2005. For the year 2006, EBITDA, as adjusted, was a loss of $1.8 million compared to a loss of $2.4 million for 2005 (see “EBITDA, as adjusted” definition below). The Company’s net loss for the fourth quarter was $1.3 million compared to a net loss of $1.9 million in the fourth quarter of 2005. For the year, the Company’s net loss was $3.8 million compared to a net loss of $2.3 million in 2005.

Interest expense, net, decreased to $516,000 in the fourth quarter 2006 compared to $907,000 in the fourth quarter of 2005. For the year, interest expense, net, was $3.4 million. Total debt at December 31, 2006, was $21.0 million. During the second quarter of 2006, the Company reduced its debt by $12.0 million.

Tri-S Security will host a conference call at 10:00 a.m. EDT on Wednesday, March 28, 2007. Anyone interested in participating should call 913-981-4901 if calling within the United States or internationally approximately five to ten minutes prior to 10:00 a.m. EDT. Participants should ask for the Tri-S Security Q4 Financial Results conference call. A telephonic replay will be available until midnight on April 4, 2007. To listen to the replay, please call 719-457-0820 if calling within the United States and enter Confirmation Code 5381457.

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Tri-S Security Announces 4th Quarter and Year 2006 Results

March 27, 2007

This call is being webcast by Thomson Financial and can be accessed at Tri-S Security’s website under the Investors page at http://www.trissecurity.com. The webcast may also be accessed at Thomson’s website at http://www.earnings.com. The webcast can be accessed through Friday, April 27, 2007 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit:

http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

About Tri-S Security Corp.

Based in Atlanta, GA, Tri-S Security Corp. (NASDAQ: TRIS) is a provider of security services and equipment for government and private entities. Security services include uniformed guards, electronic monitoring systems, personnel protection, access control, crowd control and the prevention of sabotage, terrorist and criminal activities. As a leading aggregator of elite security companies, Tri-S Security is designed to build a strong enterprise in which to service a unique customer base that ensures America’s safety at home and work. Tri-S Security assumes responsibility for the marketing, infrastructure and overall operational performance for its subsidiaries. Tri-S Security’s management leverages highly trained government officers, experienced industry leaders, proven financial executives and infrastructure experts to consolidate the fragmented security industry into one efficient and effective security force.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Federal securities laws. Forward-looking statements are commonly identified by such terms and phrases as “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects” and other terms with similar meaning indicating potential impact on our business. Although we believe that the assumptions upon which such forward looking statements are based are reasonable, we can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from our projections and expectations are disclosed in our filings with the Securities and Exchange Commission, including the “Risk Factors” section set forth in our Annual Report on Form 10-K for the year ended December 31, 2006. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to their underlying assumptions. We do not undertake to publicly update the forward-looking statements contained herein to conform to actual results or changes in our expectations, whether as a result of new information, future events or otherwise. You may obtain and review our filings with the Securities and Exchange Commissions by visiting http://www.sec.gov.

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Tri-S Security Announces 4th Quarter and Year 2006 Results

March 27, 2007

Tri-S Security Corporation and Subsidiary

Statements of Operations

Unaudited

(In thousands, except per share data)

	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Year Ended December 31, 2006	Year Ended December 31, 2005
Revenues	$20,664	$18,198	$75,725	$41,985
Cost of revenues:
Direct labor	13,115	11,665	47,353	24,406
Indirect labor and other contract support costs	5,280	4,755	19,256	14,054
Amortization of customer contracts	405	402	1,638	677

	18,800	16,822	68,247	39,137

Gross profit	1,864	1,376	7,478	2,848
Selling, general and administrative	2,987	3,376	11,682	6,133
Amortization of intangible assets	232	279	928	279

	3,219	3,655	12,610	6,412

Operating income (loss)	(1,355)	(2,279)	(5,132)	(3,564)

Income from investment in Army Fleet Support, LLC	—	326	384	1,777
Other income (expense):
Interest expense	(441)	(831)	(3,134)	(1,339)
Interest on series C redeemable preferred stock	(75)	(75)	(300)	(300)
Other income	(102)	(266)	2,655	(266)

	(618)	(1,172)	(779)	(1,905)

Loss before income taxes	(1,973)	(3,125)	(5,527)	(3,692)
Income tax benefit	(662)	(1,199)	(1,694)	(1,414)

Net loss	$(1,311)	$(1,926)	$(3,833)	$(2,278)

	-10.0%
Basic and diluted net income (loss) per common share	$(0.37)	$(0.58)	$(1.11)	$(0.74)
Basic and diluted weighted average number of common shares	3,544	3,324	3,448	3,097

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Tri-S Security Announces 4th Quarter and Year 2006 Results

March 27, 2007

Tri-S Security Corporation and Subsidiary

Balance Sheets

Unaudited

(In thousands, except per share data)

	December 31, 2006	December 31, 2005
Assets
Current assets:
Cash and cash equivalents	$66	$463
Trade accounts receivable, net	13,313	10,988
Income taxes receivable	—	20
Prepaid expenses and other assets	649	982

Total current assets	14,028	12,453

Property and equipment, less accumulated depreciation	597	1,467
Note receivable—Officer	—	102
Investment in joint venture	—	8,698
Goodwill	16,078	15,615
Intangibles
Customer contracts	4,264	5,990
Deferred loan costs	1,143	1,756
Other	991	1,264

Total assets	$37,101	$47,345

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Trade accounts payable	$1,104	$1,199
Accrued interest expense	400	100
Accrued expenses	4,467	5,690
Factoring facility	7,506	7,191
Income taxes payable	1,237	—
Other current liabilities	284	—
Series C preferred stock subject to mandatory redemption	6,000	—
Term loans	—	275

Total current liabilities	20,998	14,455

Other liabilities:
10% convertible notes	7,273	6,300
Deferred income taxes	1,974	5,069
Term loans	—	4,817
Long term debt	—	270
Series C preferred stock subject to mandatory redemption	—	6,000

	9,247	22,456

Total liabilities	30,245	36,911

Stockholders’ equity (deficit):
Common stock, $0.001 par value, 25,000,000 shares authorized, 3,503,280 and 3,338,700 shares issued and outstanding at December 31, 2006 and December 31, 2005, respectively	3	3
Treasury stock	(105)	—
Additional paid-in capital	14,109	13,749
Retained deficit	(7,151)	(3,318)

Total stockholders’ equity	6,856	10,434

Total liabilities and stockholders’ equity	$37,101	$47,345

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Tri-S Security Announces 4th Quarter and Year 2006 Results

March 27, 2007

Tri-S Security Corporation and Subsidiary

Statements of Cash Flows

Unaudited

(In thousands)

	Year Ended December 31, 2006	Year Ended December 31, 2005
Cash flow from operating activities:
Net income (loss)	$(3,833)	$(2,278)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
(Gain) on sale of non-core assets	(2,381)	—
(Income) Loss from Investment in Joint Venture	(384)	(1,777)
Depreciation and amortization	2,909	1,065
Deferred income tax benefits	(3,095)	(1,193)
Common shares issued in exchange for services and interest	377	334
Non-cash interest expense	875	369
Changes in operating assets and liabilities:
Trade accounts receivable, net	(2,286)	(1,883)
Prepaid expenses and other assets	418	21
Trade accounts payable	(95)	601
Accrued liabilities	(1,478)	(697)
Income taxes payable	1,426	(242)

Net cash provided (used) by operating activities	(7,547)	(5,680)

Cash flow from investing activities:
Acquisition of subsidiary, net of cash acquired	(3)	(12,286)
Proceeds from sale of investment in joint venture	10,810
Distributions from joint venture	175	1,381
Proceeds from sale of assets	1,301
Purchase of property and equipment	(203)	(100)

Net cash provided (used) by investing activities	12,080	(11,005)

Cash flow from financing activities:
Proceeds from initial public offering	—	10,887
Repayments of notes issued for purchase of Paragon	—	(7,764)
Proceeds from issuance of notes and warrants	—	8,015
Proceeds from exercise of stock options	9	—
Proceeds from (repayments of) factoring facility	315	2,107
Proceeds from (repayments of) term loans	(5,092)	5,150
Deferred financing costs	(43)	(1,560)
Repayments of capital lease obligations	(8)	—
Deferred initial public offering costs	(111)	—

Net cash provided (used) by financing activities	(4,930)	16,835

Net increase (decrease) in cash and cash equivalents	(397)	150
Cash and cash equivalents at beginning of period	463	313

Cash and cash equivalents at end of period	$66	$463

Supplemental disclosures of cash flow information:
Interest paid	$1,873	$1,491
Income taxes paid	$149	$423

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Tri-S Security Announces 4th Quarter and Year 2006 Results

March 27, 2007

Definitions of Non-GAAP Financial Information

We provide financial measures generated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the security services industry for comparability purposes. In this release, we use the Non-GAAP financial measure, EBITDA, as adjusted. EBITDA, as adjusted, is calculated as earnings before interest; taxes; depreciation and amortization; income from joint venture, net; non-cash stock-based compensation; and other income/expense. A reconciliation of EBITDA, as adjusted to net loss for the three month periods and years ended December 31, 2006 and 2005 is attached to this press release.

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005
Net Loss	$(1,311)	$(1,926)	$(3,833)	$(2,278)

Adjustments:
Income tax expense (benefit)	(662)	(1,199)	(1,694)	(1,414)
Interest expense, net	441	831	3,134	1,339
Interest on preferred stock subject to mandatory redemption	75	75	300	300
Gain on sale of assets	—	—	(2,381)	—
Other income/(expense)	102	266	(274)	266
Income from investment in Army Fleet Support, LLC	—	(326)	(384)	(1,777)
Amortization of intangible assets	232	279	942	279
Amortization of customer contracts	405	402	1,624	677
Depreciation	94	18	353	249
Non-cash stock based compensation	78	—	377	—

EBITDA, as adjusted	$(546)	$(1,580)	$(1,836)	$(2,359)

Investors:

Corporate Communications

Kevin Inda, 407-566-1180

kevin.inda@cci-ir.com

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